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First Capital, Inc.

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First Capital, Inc.

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[Letterhead of First Capital, Inc.]

March 20, 2003

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of First Capital, Inc. We will hold the meeting at the main office of First Harrison Bank, 220 Federal Drive, N.W., Corydon, Indiana, on Wednesday, April 23, 2003 at 2:00 p.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Monroe Shine & Co., Inc., the Company’s independent auditors, will be present to respond to appropriate questions of shareholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/s/ J. Gordon Pendleton	/s/ William W. Harrod
J. Gordon Pendleton	William W. Harrod
Chairman of the Board	President and Chief Executive Officer

FIRST CAPITAL, INC.

220 Federal Drive

Corydon, Indiana 47112

(812) 738-2198

Notice of Annual Meeting of Shareholders

On April 23, 2003, First Capital, Inc. (“Company”) will hold its annual meeting of shareholders at the main office of First Harrison Bank, 220 Federal Drive, N.W., Corydon, Indiana. The meeting will begin at 2:00 p.m., local time. At the meeting, shareholders will consider and act on the following:

1.	The election of three directors of the Company, each for a three-year term;

2.	The ratification of the appointment of Monroe Shine & Co., Inc. as independent auditors for the Company for the fiscal year ending December 31, 2003; and

3.	Such other business that may properly come before the meeting.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

Only shareholders of record at the close of business on March 3, 2003 are entitled to receive notice of the meeting and to vote at the meeting and any adjournment or postponement of the meeting.

Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Joel E. Voyles

Joel E. Voyles

Corporate Secretary

Corydon, Indiana

March 20, 2003

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

FIRST CAPITAL, INC.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Capital, Inc. (“First Capital” or the “Company”) to be used at the annual meeting of shareholders of the Company. The Company is the holding company for First Harrison Bank (“First Harrison”). The annual meeting will be held at the main office of First Harrison Bank, 220 Federal Drive, N.W., Corydon, Indiana, on Wednesday, April 23, 2003, at 2:00 p.m., local time. This proxy statement and the enclosed proxy card are being first mailed to shareholders of record on or about March 20, 2003.

Voting and Proxy Procedure

Who Can Vote at the Meeting

You are entitled to vote your shares of First Capital common stock if the records of the Company showed that you held your shares as of the close of business on March 3, 2003. As of the close of business on March 3, 2003, a total of 2,554,123 shares of First Capital common stock were outstanding. Each share of common stock has one vote. The Company’s Articles of Incorporation provide that record holders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote with respect to the shares held in excess of the 10% limit.

Attending the Meeting

If you hold your shares of First Capital common stock in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership.

Vote Required

The annual meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes for determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election. In voting on the approval of the appointment of Monroe Shine & Co., Inc. as independent auditors, you may vote in favor of the proposal, vote against the proposal or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. On this matter, abstentions and broker non-votes will have no effect on the voting.

Voting by Proxy

This proxy statement is being sent to you by the Board of Directors of First Capital for the purpose of requesting that you allow your shares of First Capital common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of First Capital common stock represented at the meeting by properly executed and dated proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” each of the nominees for director and “FOR” ratification of Monroe Shine & Co., Inc. as independent auditors.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your First Capital common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Secretary of the Company in writing before your shares have been voted at the annual meeting, deliver proxy instructions with a later date, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your First Capital common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your bank or broker that accompanies this proxy statement.

Participants in First Harrison’s ESOP

If you participate in First Harrison’s Employee Stock Ownership Plan (“ESOP”) you will receive a vote authorization form that reflects all shares you may vote under the plan. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustees, but each participant in the ESOP may direct the trustees how to vote the shares of Company common stock allocated to his or her account. The ESOP trustees, subject to the exercise of their fiduciary duties, will vote unallocated shares of common stock held by the ESOP and allocated shares for which no timely voting instructions are received in the same proportion as shares for which the trustees have received voting instructions. The deadline for returning your voting instructions to the ESOP’s trustees is April 15, 2003.

Stock Ownership

The following table provides information as of March 3, 2003 about the persons known to First Capital to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding
Douglas T. Breeden	168,190	(1)	6.6%
Smith Breeden Associates, Inc.
100 Europa Drive
Suite 200
Chapel Hill, North Carolina 27514

(1)	This information is derived from an amended Schedule 13G filed with the Securities and Exchange Commission on February 13, 2001. Mr. Breeden individually owns 25,000 shares of First Capital stock and 143,190 shares of First Capital stock are owned by Smith Breeden Associates, of which Mr. Breeden is the controlling shareholder.

The following table provides information as of March 3, 2003 about the shares of First Capital common stock that may be considered to be owned by each director, nominee for director or named executive officer of First Capital and by all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

Name	Number of Shares Owned (excluding options)		Number of Shares That May Be Acquired Within 60 Days By Exercising Options	Percent of Common Stock Outstanding(1)
James S. Burden	11,935	(2)	840	*
John W. Buschemeyer	18,829	(3)	840	*
William W. Harrod	5,054	(4)	6,825	*
Dennis L. Huber	7,407	(5)	840	*
James E. Nett	3,100		840	*
J. Gordon Pendleton	23,925	(6)	2,100	1.0%
Kenneth R. Saulman	10,945	(7)	560	*
Mark D. Shireman	32,760	(8)	840	1.3%
Michael L. Shireman	9,579	(9)	0	*
Gerald L. Uhl	29,868	(10)	1,341	1.2%
Samuel E. Uhl	33,028	(11)	4,500	1.5%
Kathryn W. Ernstberger	0		0	*

All directors and executive officers as a group (15 persons)	201,070		35,311	9.3%

*	Less than 1.0%.
(1)	Based on 2,554,123 shares of Company common stock outstanding and entitled to vote as of March 3, 2003 plus the number of shares that may be acquired within 60 days by each individual (or group of individuals) by exercising stock options.
(2)	Includes 8,835 shares owned by Mr. Burden’s spouse.
(3)	Includes 5,560 shares owned by Mr. Buschemeyer’s spouse and 615 shares of unvested restricted stock as to which Mr. Buschemeyer has voting but not investment power.
(4)	Includes 1,230 shares of unvested restricted stock as to which Mr. Harrod exercises voting but not investment power, and 429 shares allocated under the ESOP as to which Mr. Harrod exercises voting but not investment power.
(5)	Includes 922 shares of unvested restricted stock as to which Mr. Huber exercises voting but not investment power.
(6)	Includes 2,460 shares of unvested restricted stock as to which Mr. Pendleton exercises voting but not investment power.
(7)	Includes 1,795 shares owned by a corporation controlled by Mr. Saulman, 615 shares of unvested restricted stock as to which Mr. Saulman exercises voting but not investment power and 25 shares owned by Mr. Saulman’s spouse.
(8)	Includes 6,000 shares owned by Mr. Shireman’s spouse, 500 shares owned by Mr. Shireman’s children and 615 shares of unvested restricted stock as to which Mr. Shireman exercises voting but not investment power.
(9)	Includes 5,639 shares owned by Mr. Shireman’s spouse.
(10)	Includes 11,827 shares owned by Mr. Uhl’s spouse, 615 shares of unvested restricted stock as to which Mr. Uhl exercises voting but not investment power, and 277 shares allocated under the ESOP as to which the holder (Mr. Uhl’s spouse, who is an employee of the Bank) exercises voting but not investment power.
(11)	Includes 200 shares owned by Mr. Uhl’s spouse, 1,844 shares of unvested restricted stock as to which Mr. Uhl exercises voting but not investment power, and 1,093 shares allocated under the ESOP as to which Mr. Uhl exercises voting but not investment power.

Proposal 1 — Election of Directors

The Company’s Board of Directors consists of twelve members, ten of which are independent of management. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Three directors will be elected at the annual meeting to serve for a three-year term, or until their respective successors have been elected and qualified. The nominees are John W. Buschmeyer, Kenneth R. Saulman and Kathryn W. Ernstberger, all of whom are currently directors of the Company and First Harrison.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of all of the nominees.

Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The age indicated in each individual’s biography is as of December 31, 2002. The indicated period for service as a director includes service as a director of First Harrison before the formation of the Company.

Board Nominees for Election as Directors

The directors standing for election are:

John W. Buschemeyer is the President and majority owner of Hurst Lumber Co. in Corydon, Indiana. Age 64. Director since 1973.

Kenneth R. Saulman is employed as a right-of-way supervisor for Clark County REMC, an electrical service company in Sellersburg, Indiana. From July 1991 to March 1995, he was an area supervisor for Asplundh Tree Trimming in Ramsey, Indiana. Age 60. Director since 1997.

Kathryn W. Ernstberger is an associate professor of business administration at Indiana University Southeast in New Albany, Indiana. Age 39. Director since 2003.

Directors Continuing in Office

The following directors have terms ending in 2004:

Samuel E. Uhl is the President and Chief Executive Officer of First Harrison and Chief Operating Officer of First Capital. Mr. Uhl has served as President of First Harrison since 1996. Upon completion of the merger of First Federal and Harrison County Bank, Mr. Uhl added the title of Chief Executive Officer of First Harrison Bank. Age 57. Director since 1995.

Mark D. Shireman is the President of James L. Shireman Construction Co., Inc. in Corydon, Indiana. Age 51. Director since 1989.

James S. Burden is the owner and operator of Tracy’s Mobile Home Park in Georgetown, Indiana and a bus driver for Floyd County Schools in New Albany, Indiana. Mr. Burden is a former director of HCB Bancorp. Age 57. Director since 2000.

Michael L. Shireman is President of Uhl Truck Sales, a medium and heavy truck dealer in Palmyra, Indiana. Mr. Shireman is a former director of HCB Bancorp. Age 54. Director since 2000.

James E. Nett is the controller for Koetter Woodworking, Inc. in Borden, Indiana. Mr. Nett is a former director of HCB Bancorp. Age 59. Director since 2000.

The following directors have terms ending in 2005:

J. Gordon Pendleton is Chairman of the Board of First Capital. Mr. Pendleton was President and Chief Executive Officer of First Harrison from 1961 to 1996. From 1996 until First Harrison’s merger with HCB Bancorp, he served as Chief Executive Officer. Age 69. Director since 1963.

Gerald L. Uhl is the Business Manager for Jacobi Sales, Inc., a farm implement dealership in Palmyra, Indiana. Age 62. Director since 1973.

Dennis L. Huber is the President and Publisher of O’Bannon Publishing Company, Inc. in Corydon, Indiana. Age 63. Director since 1997.

William W. Harrod became President and Chief Executive Officer of First Capital and Chief Operating Office of First Harrison in January 2000. Mr. Harrod previously served as President and Chief Executive Officer of HCB Bancorp and Harrison County Bank. Mr. Harrod is a former director of HCB Bancorp. Age 46. Director since 2000.

The following family relationships exist between the directors and officers of First Capital: Samuel E. Uhl and Gerald L. Uhl are brothers and Michael L. Shireman and Mark D. Shireman are brothers.

Meetings and Committees of the Board of Directors

The business of First Capital and First Harrison is conducted through meetings and activities of their Board of Directors and their committees. During the fiscal year ended December 31, 2002, the Board of Directors of First Capital held 12 meetings and the Board of Directors of First Harrison held 12 meetings. No director attended fewer than 75% of the total meetings of the Boards of Directors on which that director served.

The following table shows the current membership of the Board’s committees.

Name	Executive Committee	Audit Committee	Compensation Committee	Asset Review Committee	Asset/ Liability Committee	Nominating Committee
James S. Burden				*		*
John W. Buschemeyer				*		*
William W. Harrod	*				*	*
Dennis L. Huber			*			*
James E. Nett		*	*			*
J. Gordon Pendleton	*	*	*			*
Kenneth R. Saulman				*		*
Mark D. Shireman		*				*
Michael L. Shireman	*		*			*
Samuel E. Uhl	*			*	*	*
Gerald L. Uhl	*			*		*
Kathryn W. Ernstberger						*

The Executive Committee meets as necessary between meetings of the full Board of Directors. The Executive Committee acts on issues delegated to the committee by the Board of Directors. The Executive Committee met two times during the fiscal year ended December 31, 2002.

The Audit Committee is responsible for developing and monitoring the Company’s audit program. The Audit Committee recommends the appointment of the independent auditor and meets with them to discuss the results of the annual audit and any related matters. The Audit Committee also receives and reviews all the reports and findings and other information presented to them by officers regarding financial reporting policies and practices. It is responsible for the internal control review and the internal audit review. The Audit Committee meets as necessary and met three times during the fiscal year ended December 31, 2002.

The Compensation Committee is responsible for establishing and recommending employee and executive compensation policy to the full Board of Directors. The Compensation Committee met two times during the fiscal year ended December 31, 2002.

The Asset Review Committee generally meets quarterly to assess the risk of First Harrison’s loan portfolio. The committee monitors residential loans, all commercial loans and loans on the Asset Review List. The committee also reviews First Harrison’s loan loss reserves. The Asset Review Committee met four times in the fiscal year ended December 31, 2002.

The Asset/Liability Committee is responsible for establishing First Capital’s investment policy and for overseeing interest rate risk management, funds management, liquidity management and capital management. The Asset/Liability Committee meets weekly to evaluate loan and deposit pricing, cash flow, investments and borrowings. The Asset/Liability Committee met 12 times in the fiscal year ended December 31, 2002.

The Nominating Committee selects annually the Boards’s nominees for election as directors. This committee met once to select management’s nominees for election at this annual meeting.

Directors’ Compensation

Fees.    Members of First Harrison’s Board of Directors received $800 per meeting during 2002. No separate fees are paid for service on First Capital’s Board of Directors. In 2002, each director also received a cash bonus equal to 11% of total fees received. Total fees and bonuses paid to directors of the Company and the Bank during the fiscal year ended December 31, 2002 were $120,276.

Directors’ Deferred Compensation Plan.    Certain directors have elected to defer their monthly directors’ fees until retirement with no income tax payable by the director until retirement benefits are received. Upon the director’s termination of service on or after attaining age 70, the retired director receives between $217 and $676 per month for 180 months. Benefits are also payable upon disability, early retirement, other termination of service or death. Directors Buschemeyer, Pendleton, Mark Shireman and Gerald Uhl participate in the plan. For directors who did not elect to participate in the plan prior to 1993, this plan is no longer available.

Executive Compensation

Summary Compensation Table

The following information is furnished for William W. Harrod and Samuel E. Uhl. No other executive officer of the Company or its subsidiaries received salary and bonus of $100,000 or more during the fiscal year ended December 31, 2002.

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Positions	Fiscal Year	Salary(1)	Bonus	Restricted Stock Awards (2)	Securities Underlying Options (#)	All Other Compensation(3)
William W. Harrod	2002	$124,806	$14,059	$—	$—	$16,186
Chief Executive Officer	2001	117,500	12,783	—	—	15,191
and President	2000	112,200	11,030	33,825	7,500	9,483
Samuel E. Uhl	2002	124,806	14,059	—	—	17,730
Chief Operating Officer	2001	117,500	12,775	—	—	17,203
	2000	112,200	11,201	50,732	7,500	26,829

(1)	Includes directors fees.
(2)	Includes 3,075 and 4,612 shares of restricted stock granted to Messrs. Harrod and Uhl, respectively, under the Incentive Plan. The restricted stock awards began vesting in five equal annual installments on January 12, 2001, the first anniversary of the awards. At December 31, 2002 (the last trading day in 2002), the market value of the unvested restricted stock awards for Messrs. Harrod and Uhl was $37,509 and $56,257, respectively. Dividends paid on restricted stock are distributed to award recipients.
(3)	Consists of $1,733 for an automobile allowance, $6,390 for health insurance, $5,184 for employer contribution to 401(k) plan and $2,879 for employer contribution to ESOP for Mr. Harrod; $2,157 for an automobile allowance, $6,390 for health insurance, $5,760 for employer contribution to 401(k) plan, $2,980 for employer contribution to ESOP and $443 for unused vacation for Mr. Uhl. These figures are for the year ended December 31, 2002.

Aggregated Option Exercises in Last Year and Fiscal Year End Option Values

The following table provides information regarding option exercises by Messrs. Harrod and Uhl during the year ended December 31, 2002 and unexercised stock options for each individual as of December 31, 2002. Messrs. Harrod and Uhl were not granted any stock options during the year ended December 31, 2002.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (1)
Name	Shares Acquired on Exercise(#)	Value Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
William W. Harrod	—	$—	6,825	3,000	$63,677	$27,990
Samuel E. Uhl	—	—	3,000	4,500	27,990	41,985

(1)	Value of unexercised in-the-money stock options equals the market value of shares covered by in-the-money options on December 31, 2002 (the last trading day in 2002) less the option exercise price. Options are in-the-money if the market value of shares covered by the options is greater than the exercise price.

Employment Agreements

First Harrison Bank and First Capital maintain an employment agreement with each of William W. Harrod and Samuel E. Uhl. The employment agreements provide for a three-year term which is renewable on an annual basis. The employment agreements provide that each executive’s base salary will be reviewed annually. The current base salary under the employment agreements for Mr. Harrod and Mr. Uhl (collectively the “executive”) is $115,206 for both men. In addition to the base salary, the employment agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel. The employment agreements provide for termination by First Harrison Bank for cause, as defined in the employment agreements, at any time. If First Harrison Bank chooses to terminate the executive’s employment for reasons other than for cause, or if either executive resigns from First Harrison Bank after specified circumstances that would constitute constructive termination, the executive or, if the executive dies, his beneficiary, would be entitled to receive an amount equal to the payments that executive would have received during the remaining term of his employment agreement, including base salary, bonuses and other cash or deferred compensation paid or to be paid to executive and contributions that would have been made on the executive’s behalf to any employee benefit plans of First Harrison Bank during the remaining term of the employment agreement. First Harrison Bank would also continue to pay for the executive’s life, medical, dental and disability coverage for the remaining term of the employment agreement. In the event executive terminates his employment with First Harrison Bank due to a Disability (as defined in the employment agreement), during the term of his employment agreement, the Bank will pay executive, as disability pay, a bi-weekly payment equal to three-quarters of executive’s bi-weekly rate of salary on the date of his termination. First Harrison Bank will also continue to provide executive with life, medical, dental and disability coverage. Disability pay and health and welfare insurance coverage will cease upon the earlier of: executive’s attainment of age 65; executive’s death, expiration of the term of the employment agreement or his return to full-time employment. Upon executive’s termination of employment for reasons other than cause or a change in control, the executive must adhere to a one-year non-competition agreement.

The maximum present value of the severance benefits under the employment agreements is 2.99 times the executive’s average annual compensation during the five-year period preceding the effective date of the change in control (the “base amount”). The employment agreements provide that the value of the maximum benefit may be distributed, at the executive’s election, in the form of a lump sum cash payment equal to 2.99 times the executive’s base amount or a combination of a cash payment and continued coverage under First Harrison Bank’s life, medical, dental and disability programs for a 36-month period following the change in control, the total value of which does not exceed 2.99 times the executive’s base amount. Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the excess payments, and First Capital would not be entitled to deduct the amount of the excess payments.

First Capital guarantees the payments to Mr. Harrod and Mr. Uhl under the employment agreement if they are not paid by First Harrison Bank. First Capital will pay or reimburse all reasonable costs and legal fees incurred by executive under any dispute or question of interpretation relating to the employment agreements, if executive is successful on the merits in a legal judgment, arbitration or settlement. The employment agreements also provide that First Harrison Bank will indemnify Mr. Harrod and Mr. Uhl to the fullest extent legally allowable for all expenses and liabilities he may incur in connection with any suit or proceeding in which he may be involved by reason of his having been a director or officer of First Harrison Bank or First Capital.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in First Capital common stock during the fiscal year ended December 31, 2002.

Transactions with Management

Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, except for loans made pursuant to programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features. First Harrison is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees, and has adopted a policy to this effect. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution’s capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

Director Gerald L. Uhl is a shareholder and the Business Manager of Jacobi Sales, Inc. (“JSI”), a farm implement dealership that has contracted with First Harrison to provide sales financing to customers of JSI. First Harrison does not grant preferential credit under this arrangement. All sales contracts are presented to First Harrison on a 50% recourse basis, with JSI responsible for the sale and disposition of any repossessed equipment. During the fiscal year ended December 31, 2002, First Harrison granted approximately $1.8 million of credit to JSI customers. At December 31, 2002, 7 loans outstanding totaling $26,688 to JSI customers were delinquent 30 days or more.

Director Dennis L. Huber is the President and Publisher of O’Bannon Publishing Company, Inc. from which the Company obtained printing services totaling $52,074 during the fiscal year ended December 31, 2002.

Proposal 2 — Ratification of Auditors

The Audit Committee of the Board of Directors has appointed Monroe Shine & Co., Inc. to be the Company’s independent auditors for the 2003 fiscal year, subject to the ratification by shareholders. A representative of Monroe Shine & Co. is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he desire to do so.

If the ratification of the appointment of the auditors is not approved by a majority of the votes cast by shareholders at the annual meeting, other independent public accountants will be considered by the Audit Committee of the Board of Directors.

The Board of Directors recommends that shareholders vote “FOR”

the ratification of the appointment of independent auditors.

The following table sets forth the fees billed to the Company for the fiscal year ended December 31, 2002 by Monroe Shine & Co., Inc.

Audit Fees	$76,355
Financial information and systems design and implementation	$-0-

All other fees*	$42,780

*Includes fees for income tax return preparation and for services in connection with the registration of shares to be issued in the merger with Hometown National Bank.

The Audit Committee believes that the provision of non-audit services by Monroe Shine & Co., Inc. is compatible with maintaining Monroe Shine & Co.’s independence.

Report of the Audit Committee

The Audit Committee of the Company’s Board of Directors is composed of three non-employee directors and operates under a written charter adopted by the Board of Directors, a copy of which is included as Appendix A to this proxy statement. The Board of Directors has determined that each Audit Committee member is independent in accordance with the listing standards of the Nasdaq Stock Market.

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors the auditors’ independence from the Company and its management. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with its independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent auditors are in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors also have approved, subject to stockholder ratification, the selection of the Company’s independent auditors.

Members of the Audit Committee

James E. Nett (Chairman)

J. Gordon Pendleton

Mark D. Shireman

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of First Capital common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

Householding of Proxy Statements and Annual Reports

The Securities and Exchange Commission recently adopted rules that permit companies to mail a single proxy statement and a single annual report to shareholders to two or more shareholders sharing the same address — a practice known as “householding.” Householding provides greater convenience to shareholders and saves the Company money by reducing excess printing costs. You may have been identified as living at the same address as another Company shareholder. If this is the case and unless the Company receives contrary instructions from you, we will continue to “household” your proxy statement and annual report for the reasons stated above.

If you are a shareholder or a beneficial owner at a shared address to which a single copy of both the proxy statement and the annual report have been delivered, Registrar and Transfer Company, the Company’s transfer agent, has undertaken on behalf of the Company to deliver to you promptly upon written or oral request a separate copy of this proxy statement and the annual report. If you are such a shareholder or a beneficial owner and you would like to receive your own copy of this proxy statement and the annual report, please contact Registrar and Transfer Company either by phone at (800) 368-5948, by fax at (908) 497-2318, by e-mail at info@rtco.com, or by mail at 10 Commerce Drive, Cranford, New Jersey 07016-3572, and indicate that you are a shareholder at a shared address and would like an additional copy of each document. If you are a recordholder and would like to receive a separate proxy statement or annual report in the future, please contact Registrar and Transfer Company at the phone number or addresses listed above. If you are a beneficial owner and would like to receive a separate proxy statement or annual report in the future, please contact your broker, bank or other nominee.

If, on the other hand, you are a multiple shareholder sharing an address and are receiving multiple copies of this proxy statement or the annual report, please contact Registrar and Transfer Company at the phone number or at any of the addresses listed above and all shareholders at the shared address can request that only a single copy of each document be mailed to your address in the future. If you are the beneficial owner, but not the recordholder, of Company shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee and all shareholders at the shared address can request that only a single copy of each document be mailed to your address in the future.

Shareholder Proposals and Nominations

Proposals that shareholders seek to have included in the proxy statement for the Company’s next annual meeting must be received by the Company no later than November 18, 2003. If next year’s annual meeting is held on a date more than 30 days from April 23, 2003, a shareholder proposal must be received within a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting. Any such proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must deliver notice of such nominations and/or proposals to the Secretary not less than 90 nor more than 120 days prior to the date of the annual meeting; provided that if less than 100 days’ notice of the annual meeting is given to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the annual meeting was mailed to shareholders. A copy of the Bylaws may be obtained from the Company.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Joel E. Voyles

Joel E. Voyles

Corporate Secretary

Corydon, Indiana

March 20, 2003

APPENDIX A

FIRST CAPITAL, INC.

Audit Committee Charter

I.	PURPOSE

The primary function of the Audit Committee (the “Audit Committee”) of First Capital, Inc. (the “Corporation”) is to review: the integrity of the financial reports and other financial information provided by the Corporation to any governmental body or the public, including any certification, report, opinion or review performed by the Corporation’s independent accountants; the Corporation’s compliance with legal and regulatory requirements; the independent accountant’s qualifications and independence; the performance of the Corporation’s internal audit functions, its independent accountants and system of internal controls and disclosure procedures regarding finance, accounting, legal compliance and ethics that management and the Board have established; the Corporation’s auditing, accounting and financial reporting processes generally; and the preparation of information required by the Securities and Exchange Commission rules to be included in First Capital, Inc.’s annual proxy statement. Consistent with these functions, the Audit Committee shall encourage continuous improvement of, and shall foster adherence to, the Corporation’s policy, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s reporting process and internal control systems.

•	Review and appraise the audit efforts of the Corporation’s independent accountants and internal accounting department.

•	Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

II.	COMPOSITION

1.	The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent.

All members of the Committee must be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement and cash flow statement. The members of the Audit Committee shall meet the independence and financial expert requirements as defined in any applicable Nasdaq listing standards and applicable Securities Exchange Commission rules and regulations.

2.	The members of the Committee shall be elected by the Board at the annual organization meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee shall designate a Chairperson by majority vote of the full Audit Committee membership.

3.	Audit Committee members shall not simultaneously serve on the audit committees of more than two public companies, including the Corporation.

III.	MEETINGS

1.	The Audit Committee shall meet at least four (4) times annually, or more frequently as circumstances dictate. Additional meetings shall be scheduled as considered necessary by the Audit Committee Chairperson. A quorum of the Audit Committee shall be declared when a majority of the appointed members of the Audit Committee are in attendance.

2.	The Audit Committee shall meet with the independent accountants and management quarterly to review the Corporation’s financial statements.

3.	The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent accountants to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

4.	In meetings attended by the independent accountants or by regulatory examiners, a portion of the meeting will be reserved for the Audit Committee to meet in closed session with these parties.

5.	Written minutes shall be kept for all meetings.

IV.	RESPONSIBILITIES AND DUTIES

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality. To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.	Review and update this Charter periodically, at least annually, and as conditions dictate.

2.	Review any regular internal reports to management prepared by the internal audit function and management’s response.

3.	Review the Corporation’s audited annual financial statements and the independent accountants’ opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application therein.

4.	Review and approve requests for any management consulting engagement to be performed by the Corporation’s independent auditor and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

5.	Review with financial management interim financial reports prior to the release of earnings. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

6.	Generally discuss earnings press releases and financial information as well as earnings guidance provided to analysts and rating agencies.

7.	Select the independent accountants considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis the Audit Committee shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountant’s independence.

8.	Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

9.	Periodically consult with the independent accountants, out of the presence of management, about the Corporation’s internal auditors and financial and accounting personnel, the fullness and accuracy of the Corporation’s financial statements, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and solicit any recommendations for the improvement of such internal control procedures. Particular emphasis should be given to the adequacy of such internal controls to expose payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee should periodically review Corporation policy statements to determine their adherence to the code of conduct. As part of this review, the Audit Committee shall ensure receipt of a formal written statement from the independent accountants consistent with the standards set by the Independence Standards Board.

10.	Approve, in advance, all permissible non-audit services to be completed by the independent accountants. Such approval process will ensure that the independent accountant does not provide any non-audit services to the Corporation or the Bank that are prohibited by law or regulation.

11.	Obtain and review, at least annually, a report by the independent accountants describing (A) the auditor’s internal quality control procedures, (B) any material issues raised by its most recent internal quality control review, or peer review, of the firm or by any inquiry or investigation by governmental or professional authorities in the preceding five (5) years relating to an independent audit conducted by the firm and any steps taken to deal with such issues.

12.	Set clear policies for hiring employees or former employees of the independent accountants.

13.	In consultation with the independent accountants and Senior Management, review the integrity of the organization’s financial reporting processes, both internal and external.

14.	Consider the independent accountants’ judgement about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

15.	Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices suggested by the independent accountants, management, or the internal audit function.

16.	Prepare a report for inclusion in the Corporation’s annual proxy statement, in accordance with applicable rules and regulations.

17.	Establish regular and separate systems of reporting to the Audit Committee by each of management, independent accountants, and the internal audit function regarding any significant judgements made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgements.

18	Following the completion of the annual audit, review separately with each of management, the independent accountants and the internal audit function any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

19.	Review any significant disagreements among management and the independent accountants or internal audit function in connection with the preparation of the financial statements.

20.	Review with the independent accountants, the internal audit function and management the extent of which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

21.	Periodically consult with the internal accountants out of the presence of management and the independent accountants about internal controls and the fullness and accuracy of the organization’s financial statements.

22.	Have in place procedures for (A) receiving complaints regarding accounting, internal accounting controls or auditing matters and (B) the confidential submission by employees of concerns regarding questionable accounting.

23.	Report regularly to the Board of Directors, which such report should include a review on issues relating to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance of the independent accountants, or the performance of the internal audit function.

24.	Review activities, organizational structure, and qualifications of the internal audit function.

25.	Review all legal compliance matters as they occur.

26.	Review and approve all related-party transactions.

27.	Review any legal matter that could have a significant impact on the organization’s financial statements.

28.	Be authorized to retain independent counsel and other advisors as it deems necessary to carry out its duties and to assist it in the conduct of any investigation. In connection therewith, the Audit Committee shall be provided appropriate funding as determined by the Audit Committee for payment to accountants and advisors.

29.	Perform any other activities consistent with this Charter, the Corporation’s Bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

30.	Establish, review and update periodically a Code of Business Conduct and ensure that management has a system to enforce the Code.

REVOCABLE PROXY

FIRST CAPITAL, INC.

ANNUAL MEETING OF SHAREHOLDERS

April 23, 2003

2:00 p.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William W. Harrod and J. Gordon Pendleton each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of First Capital, Inc. (“First Capital”) owned of record by the undersigned at the Annual Meeting of Shareholders, to be held on April 23, 2003, at 2:00 p.m., local time, at 220 Federal Drive, N.W., Corydon, Indiana, and at any and all adjournments and postponements thereof, as designated below with respect to the matters set forth below and described in the accompanying Proxy Statement and, in their discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve and with respect to any other business that may properly come before the meeting. Any prior proxy or voting instructions are hereby revoked.

1.	The election as directors of all nominees listed (except as marked to the contrary below).

John W. Buschemeyer                                                                  Kathryn W. Ernstberger

Kenneth R. Saulman

FOR	VOTE WITHHELD	FOR ALL EXCEPT

☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name in the space provided below.

2.	The ratification of the appointment of Monroe Shine & Co., Inc. as independent auditors for First Capital for the fiscal year ending December 31, 2003.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy, properly signed and dated, is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” each of the proposals listed only if signed and dated. If any other business is presented at the Annual Meeting, including whether or not to adjourn the Annual Meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as Director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

Dated:

SHAREHOLDER SIGN ABOVE

CO-HOLDER (IF ANY) SIGN ABOVE

The above signed acknowledges receipt from First Capital, prior to the execution of this proxy, of a Notice of Annual Meeting of Shareholders and a Proxy Statement for the Annual Meeting.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

[Company Letterhead Appears Here]

Dear ESOP Participant:

On behalf of the Board of Directors of First Capital, Inc. (the “Company”), I am forwarding you the attached vote authorization form for the purpose of conveying your voting instructions to J. Gordon Pendleton and Samuel E. Uhl (collectively the “Trustees”) on the proposals to be presented at the Annual Meeting of Shareholders of First Capital, Inc. to be held on April 23, 2003. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of First Capital, Inc. Shareholders and a copy of the Company’s Annual Report to Shareholders.

As a participant in the First Harrison Bank Employee Stock Ownership Plan (the “ESOP”), you are entitled to vote all shares of Company common stock allocated to your ESOP account as of March 3, 2003, the Annual Meeting record date. These allocated shares of Company common stock will be voted as directed by you; provided your instructions are received by the ESOP Trustees by April 15, 2003. The ESOP Trustees, subject to their fiduciary duties, will vote any unallocated shares of Company common stock and any allocated shares of Company common stock for which timely instructions are not provided in a manner calculated to most accurately reflect the instructions from participants regarding the shares of Company common stock allocated to participants’ accounts.

In order to direct the voting of the shares of Company common stock allocated to your ESOP account, please complete and sign the attached vote authorization form and return it in the enclosed postage-paid envelope no later than April 15, 2003. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or First Harrison Bank.

Sincerely,

/s/ William W. Harrod

William W. Harrod

President and Chief Executive Officer

VOTE AUTHORIZATION FORM

I understand that J. Gordon Pendleton and Samuel E. Uhl, serving as the trustees of the First Harrison Bank Employee Stock Ownership Plan (“ESOP”) are the holders of record and custodian of all shares of First Capital, Inc. (the “Company”) common stock allocated to me under the ESOP. Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Shareholders to be held on April 23, 2003.

Accordingly, please vote my shares as follows:

1.	The election as directors of all nominees listed (except as marked to the contrary below).

John W. Buschemeyer                                                                  Kathryn W. Ernstberger

Kenneth R. Saulman

FOR	VOTE WITHHELD	FOR ALL EXCEPT

☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name in the space provided below.

2.	The ratification of the appointment of Monroe Shine & Co., Inc. as independent auditors for First Capital for the fiscal year ending December 31, 2003.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

The ESOP Trustees are hereby authorized to vote all shares allocated to my ESOP account as indicated above.

Date	Signature

Please date, sign and return this form in the enclosed envelope no later than April 15, 2003.

4